Exhibit 3.8

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F0295-1156

Department of State

The State of Ohio

Sherrod Brown

Secretary of State

516595

Certificate

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filling and recording of: AMD CHN of:

CEDAR POINT, INC. FORMERLY CEDAR POINT GIFTS, INC.

United States of America

State of Ohio

Office of the Secretary of State

Recorded on Roll F295 at Frame 1157 of the Records of Incorporation and Miscellaneous Filings.

Witness my hand and the seal of the Secretary of State, at the City of Columbus, Ohio, this 29TH day of July, A.D. 1983.

THE SEAL OF THE SECRETARY OF STATE OF OHIO

Sherrod Brown

Secretary of State

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ANTHONY J. CELEBREZZE, JR. Secretary of State

CERTIFICATE OF AMENDMENT
(BY SHAREHOLDERS)
TO THE ARTICLES OF INCORPORATION OF

Cedar Point Gifts, Inc.
(Name of Corporation)

Robert L. Munger		, who is	( )	Chairman of the Board
			(X)	President	(Check one),
			( )	Vice President

and	Carl C. Tucker	, who is	(X)	Secretary	(Check one)
			( )	Assistant Secretary

of the above named Ohio corporation for profit with its principal location at            Sandusky            , Ohio do hereby certify that: (check the appropriate box and complete the appropriate statements)

a meeting of the shareholders was duly called and held on                                         , 19        , at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise             % of the voting power of the corporation,

X	in a writing signed by all of the shareholders who would be
entitled to a notices of a meeting held for that purpose,

the following resolution was adopted to amend the articles:

RESOLVED, that the Articles of Incorporation be amended to change the name of the Corporation;

FURTHER RESOLVED, that Article FIRST of the Articles of Incorporation be changed so that Article FIRST, as amended, shall read as follows:

“FIRST: the name of the corporation shall be Cedar Point, Inc.”

IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have subscribed their names this     26     day of     July        , 1983.

X
(President)

X
(Secretary)

NOTE:	Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

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THE STATE OF OHIO

DEPARTMENT OF STATE

TED W. BROWN

Secretary of State

Certificate

510595

It is hereby Certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: ARF TIC OF CEDAR POINT GIFTS, INC.

United States of America

STATE OF OHIO

Office of the Secretary of State

Recorded on Roll E374 at Frame 1872 of the Records of Incorporation and Miscellaneous Filings.

Witness my hand and the seal of the Secretary of State, at the City of Columbus, Ohio, this 25TH day of JANUARY, A.D. 1978

TED W. BROWN

Secretary of State

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ARTICLES OF INCORPORATION

OF

Cedar Point Gifts, Inc.

The undersigned, Carl C. Tucker, desiring to form a corporation for profit under the general corporation laws of Ohio, does hereby certify that:

I.      The name of the Corporation shall be Cedar Point Gifts, Inc.

II.     The principal office of the Corporation in the State of Ohio is to be located at Sandusky in Erie County.

III.    The purpose for which the Corporation is formed is to engage in any lawful act of activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

IV.    The number of shares which the Corporation is authorized to have outstanding is 500 shares of Common Stock, without par value.

V.     The amount of stated capital with which the Corporation will begin business is $500.

VI.   No holders of any class of shares of the Corporation shall have any pre-emptive right to purchase or have offered to them for purchase any shares or other securities of the Corporation.

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VII.      The Corporation may from time to time, pursuant to authorization by the Board of Directors and without action by the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Board of Directors shall determine; subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.

VIII.     Notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute or by these Articles, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.

IX.       Any or every statute of the State of Ohio hereafter enacted, whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished

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or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, shall apply to the Corporation and shall be binding not only upon every shareholder of the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the date of filing these Articles of Incorporation of the Corporation in the office of the Secretary of State of Ohio.

Executed this 20th day of January, 1978.

/s/ Carl C. Tucker
Carl C. Tucker, Incorporator

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FORM NO. AA	THE OHIO LEGAL BLANK CO., CLEVELAND

Original Appointment of Agent

Ohio Corporation

Section 1701.07 Revise Code

The undersigned, being at least a majority of the incorporators of

CEDAR POINT GIFTS, INC.
(Name of Corporation)

hereby appoints	William M. Nelson

(Name of Agent)

(a natural person resident in the country in which the corporation has its principal office),

upon whom any process,, notice or demand required or permitted by statute to be served upon the corporation may be served.

His complete address is

Administration Building, Cedar Point, Inc., P. O. Box 759, Sandusky, Erie County, Ohio 44870
Street or Avenue	(City or Village)

CEDAR POINT GIFTS, INC.
(Name of Corporation)

/s/ Carl C. Tucker
Carl C. Tucker

(Incorporators names should be typed or printed beneath signatures)
Sandusky	, Ohio
January 20	, 1978

CEDAR POINT GIFTS, INC.
(Name of Corporation)

Gentlemen: I hereby accept(s) appointment as agent of your corporation upon whom process, tax notices or demands may be served.

/s/ William M. Nelson
William M. Nelson
(Signature of Agent or Name of Corporation)

By
(Signature of Officer Signing and Title)